Exhibit 3.1

THE COOPER COMPANIES, INC.

AMENDED AND RESTATED BY-LAWS

December 12, 2018

ARTICLE I.

OFFICES

SECTION 1. REGISTERED OFFICE

The registered office shall be in the City of Dover, County of Kent, State of Delaware.

SECTION 2. OTHER OFFICES

The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE II.

MEETINGS OF STOCKHOLDERS

SECTION 1. MEETING LOCATION

All meetings of the stockholders shall be held at any place within or outside the State of Delaware as shall be designated by the Board of Directors.

SECTION 2. ANNUAL MEETING

The annual meeting of stockholders shall be held each year on such date, and at such hour, as shall be fixed in each year by the Board of Directors or the Chairman. The purposes for which the annual meeting is to be held, in addition to those prescribed by law, by the Certificate of Incorporation or by these By-laws, may be specified by the Board of Directors or the Chairman. If no annual meeting has been held as specified above, a special meeting in lieu thereof may be held or there may be action by written consent of the stockholders on matters to be voted on at the annual meeting, and such special meeting or written consent shall have for the purposes of these By-laws or otherwise all the force and effect of an annual meeting.

SECTION 3. NOTICE OF ANNUAL MEETING

Written notice of the annual meeting stating the place, date and hour of the meeting, shall be given by the Secretary, in accordance with Article IV, Section 1 of these By-laws, to each stockholder entitled to vote at such meeting not less than ten (10) nor more than sixty (60) days before the date of the meeting.

SECTION 4. SPECIAL MEETINGS

Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation, may be called by the Chairman and shall be called by the Chairman or the Secretary at the request in writing of a majority of the Board of Directors, or at the request in writing of stockholders owning a majority in amount of the entire capital stock of the Corporation issued and outstanding and entitled to vote. A written request by stockholders to hold a special meeting shall be signed, dated and delivered personally or sent by registered mail or by telegraphic or other facsimile transmission to the Secretary, and shall set forth the information required by Section 13 (for the business to be conducted at such special meeting to be properly brought before an annual meeting) or 14 of this Article II, as applicable, and shall state the purpose or purposes of the proposed meeting. The Board of Directors shall have the sole power to determine the date, time and place of any special meeting of stockholders. If a special meeting has been called in response to a written request by stockholders, the Board of Directors shall set the date of the special meeting not less than sixty (60) days nor more than seventy-five (75) days after the stockholders’ request is delivered to the corporation. Nothing contained in this Section 4 shall be construed as limiting, fixing, or affecting the time when a meeting of stockholders called by the Board of Directors may be held.

SECTION 5. NOTICE OF SPECIAL MEETING

Written notice of any special meeting, stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called, shall be given by the Secretary, in accordance with Article IV, Section 1 of these By-laws, to each stockholder entitled to vote at such special meeting, provided, however, that if the special meeting has been called in response to a written request by stockholders, and such notice is not given by the Secretary within twenty (20) days after the date of the receipt of the request, the person or persons requesting the meeting may give the notice.

SECTION 6. SPECIAL MEETING BUSINESS

Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

SECTION 7. LIST OF STOCKHOLDERS

The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

SECTION 8. QUORUM AND ADJOURNMENT

A majority of the shares issued and outstanding and entitled to vote at any meeting of stockholders, the holders of which are present in person or represented by proxy, shall constitute a quorum for the transaction of business, except as otherwise provided by statute, by the Certificate of Incorporation or by these By-laws. A quorum, once established, shall not be broken by the withdrawal of enough votes to leave less than a quorum, and the votes present may continue to transact business until adjournment.

Any meeting of stockholders, annual or special, may be adjourned from time to time by the chair of the meeting, or by the stockholders entitled to vote at the meeting and present in person or represented by proxy, to reconvene at the same or other time, date and place. Except as otherwise expressly required by statute or these By-laws, notice need not be given of any such adjourned meeting if the time, date and place thereof are announced at the meeting at which the adjournment is taken. If the time, date and place of the adjourned meeting are not announced at the meeting at which the adjournment is taken, then the Secretary shall give written notice of the time, date and place of the adjourned meeting not less than ten (10) days prior to the date of the adjourned meeting. The provisions of Article IV, Section 1 of these By-laws shall govern the delivery of such notice.

At any adjourned meeting at which a quorum is present, the stockholders may transact any business which might have been transacted at the original meeting. Once a share is represented for any purpose at a meeting, it shall be present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is set for the adjourned meeting. If after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the adjourned meeting consistent with the new record date.

SECTION 9. VOTING

In all matters other than the election of directors, the affirmative vote of the majority of shares entitled to vote on the subject matter, present in person or represented by proxy at a meeting at which a quorum is present, shall decide any matter brought before such meeting, unless the matter is one upon which, by express provision of statute, the Certificate of Incorporation or these By-laws, a different vote is required, in which case such express provision shall govern and control the decision of such matter. A nominee for director shall be elected to the Board of Directors if the votes cast for such nominee’s election exceed the votes cast against such nominee’s election (with abstentions not counted as a vote cast either for or against that nominee’s election); provided, however, that directors shall be elected by a plurality of the votes cast at any meeting of stockholders for which the Secretary of the Corporation determines that the number of nominees exceeds the number of directors to be elected as of the record date for such meeting. If directors are to be elected by a plurality of the votes cast, stockholders shall not be permitted to vote against a nominee.

SECTION 10. PROXY VOTING

At each meeting of the stockholders, each stockholder having the right to vote may vote in person or may authorize another person or persons to act for him by proxy appointed by an instrument in writing subscribed by such stockholder (or by such other means as expressly set forth in the General Corporation Law of the State of Delaware) and bearing a date not more than three (3) years prior to said meeting, unless said instrument provides for a longer period. All proxies must be filed with the Secretary of the Corporation at the beginning of each meeting in order to be counted in any vote at the meeting. Unless otherwise provided in the Certificate of Incorporation, each stockholder shall have one vote for each share of stock having voting power, registered in his name on the books of the Corporation on the record date set by the Board of Directors as provided in Article VI, Section 4 of these By-laws.

SECTION 11. CONDUCT OF MEETINGS

Meetings of the stockholders shall be presided over by (a) the Chairman of the Board of Directors, (b) in his absence, the Vice Chairman, if any, (c) in the absence of a Vice Chairman, the Chief Executive Officer or, (d) in his absence, another chair designated by the Board of Directors. The date and time of the opening and closing of the polls for each matter upon which the stockholders will vote at a meeting shall be determined by the chair of the meeting and announced at the meeting. The Board of Directors may adopt by resolution such rules and regulations for the conduct of any meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the chair of any meeting of stockholders shall have the exclusive right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chair, are appropriate for the conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chair of the meeting, may include, without limitation, the following (a) the establishment of an agenda or order of business for the meeting; (b) rules and procedures for maintaining order at the meeting and the safety of those present; (c) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the chair of the meeting shall determine; (d) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (e) limitations on the time allotted to questions or comments by participants. Unless and to the extent determined by the Board of Directors or the chair of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

SECTION 12. POSTPONEMENT AND CANCELLATION OF STOCKHOLDER MEETING

Any previously scheduled annual or special meeting of the stockholders may be postponed, and any previously scheduled annual or special meeting of the stockholders called by the Board of Directors may be canceled, by resolution of the Board of Directors upon public notice given prior to the time previously scheduled for such meeting of stockholders.

SECTION 13. BUSINESS OF MEETING

At any annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before a meeting, business (other than the election of directors, the procedures for which are detailed in Section 14 of this Article II for advance notice nominees and Section 16 of this Article II for Proxy Access Nominees) must be either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (c) otherwise properly brought before the meeting by a stockholder. In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder’s notice must be delivered to and received at the principal executive offices of the Corporation not later than the close of business on the ninetieth (90) day nor earlier than the close of business on the one hundred twentieth (120) day prior to the first anniversary of the preceding year’s annual meeting (provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or more than seventy (70) days after such anniversary date, notice by the stockholder must be so delivered not earlier than the close of business on the one hundred twentieth (120) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90) day prior to such annual meeting or the tenth (10) day following the date on which public disclosure of the date of such meeting is first made by the Corporation). In no event shall the public disclosure of any adjournment or postponement of an annual meeting commence a new time period for the giving of a stockholder’s notice as described above. As used herein, the term “public disclosure” shall include any disclosure made by press release issued by the Corporation or any notice of record date and meeting date for the meeting delivered to any national securities exchange on which the Corporation’s securities are listed. Such stockholder’s notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the meeting pursuant to this Section 13 (a) a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and, if such business includes a proposal to amend the By-laws of the Corporation, the language of the proposed amendment), the reasons for conducting such business at the meeting, and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (b) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the proposal is made (i) the name and address of such stockholder, as they appear on the Corporation’s books, and of such beneficial owner, (ii) the class and number of shares of capital stock of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner, (iii) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business and (iv) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends to (A) deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal and/or (B) otherwise solicit proxies from stockholders in support of such proposal.

Notwithstanding anything in these By-laws to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this Section 13 (other than for the election of directors, the procedures for which are detailed in Section 14 of this Article II for advance notice nominees and Section 16 of this Article II for Proxy Access Nominees), provided, however, that nothing in this Section 13 shall be deemed to preclude discussion by any stockholder of any business properly brought before the meeting in accordance with such procedures or to affect any right of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8, or any successor rule or regulation, under the Exchange Act of 1934, as amended (the “Exchange Act”).

The chair of the meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 13, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

SECTION 14. ELECTION OF DIRECTORS

Only persons who are nominated in accordance with the following procedures or the procedures set forth in Section 16 of this Article II, as applicable, shall be eligible for election as directors. Nominations of persons for election to the Board of Directors of the Corporation may be made at a meeting of stockholders (a) by or at the direction of the Board of Directors by any nominating committee or person appointed by the Board of Directors, (b) by any stockholder of the Corporation entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this Section 14 or (c) by any Eligible Stockholder (as defined in Section 16 of this Article II) in accordance with the procedures set forth in Section 16 of this Article II. Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely pursuant to this Section 14, a stockholder’s notice shall be delivered to and received at the principal executive offices of the Corporation (a) with respect to any annual meeting of stockholders, not later than the close of business on the ninetieth (90) day nor earlier than the close of business on the one hundred twentieth (120) day prior to the first anniversary of the preceding year’s annual meeting (provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or more than seventy (70) days after such anniversary date, notice by the stockholder must be so delivered not earlier than the close of business on the one hundred twentieth (120) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90) day prior to such annual meeting or the tenth (10) day following the date on which public disclosure of the date of such meeting is first made by the Corporation), and (b) with respect to any special meeting, not earlier than the close of business on the one hundred twentieth (120) day prior to such special meeting and not later than the close of business on the later of the ninetieth (90) day prior to such special meeting or the tenth (10) day following the date on which public disclosure of the date of such meeting and of the nominees proposed by the Board of Directors to be elected at such meeting is first made by the Corporation. In no event shall the public disclosure of any adjournment or postponement of a meeting commence a new time period for the giving of a stockholder’s notice as described above. As used herein, the term “public disclosure” shall include any disclosure made by press release issued by the Corporation or any notice of record date and meeting date for the meeting delivered to any national securities exchange on which the Corporation’s securities are listed. Such stockholder’s notice to the Secretary pursuant to this Section 14 shall set forth (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director, (i) the name, age, business address or residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class and number of shares of capital stock of the Corporation which are beneficially owned by the person, (iv) a statement whether such person, if elected, intends to tender, promptly following such person’s election or re-election, an irrevocable resignation that will become effective in respect of subsequent elections upon the occurrence of both (A) such person’s failure to receive the required vote for re-election at the next meeting at which such person would face re-election and (B) acceptance of such resignation by the Board of Directors, and (v) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors in an election contest pursuant to Regulation 14A under the Exchange Act, or any successor rule or regulation (and such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (b) as to the stockholder giving notice and the beneficial owner, if any, on whose behalf the nomination is made, (i) the name and address of such stockholder, as they appear on the Corporation’s books, and of such beneficial owner, (ii) the class and number of shares of capital stock of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner, (iii) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such nomination and (iv) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends to (A) deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to elect the nominee and/or (B) otherwise solicit proxies from stockholders in support of such nomination. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as a director of the Corporation. No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 14 or the procedures set forth in Section 16 of this Article II.

Notwithstanding anything in the fourth sentence of the preceding paragraph of this Section 14 to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation at an annual meeting is increased and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board of Directors at least one hundred (100) days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by this Section 14 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth (10) day following the day on which such public announcement is first made by the Corporation.

The chair of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedure, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

SECTION 15. ACTION WITHOUT A MEETING

Subject to the provisions of this Section 15, unless otherwise provided in the Certificate of Incorporation, any action required to be taken at any annual or special meeting of stockholders of the Corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding capital stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. The record date for determining stockholders entitled to express consent to corporate action in writing without a meeting shall be as fixed by the Board of Directors or as otherwise established under Article VI, Section 5 of these By-laws.

Every written consent purporting to take or authorizing the taking of corporate action (each such written consent a “Consent”), and any revocation of a Consent, shall bear the date of signature of each stockholder who signs the Consent or revocation, and no Consent shall be effective to take the corporate action referred to therein unless, within sixty (60) days of the earliest dated Consent delivered to the Corporation in the manner required by Article VI, Section 5 of these By-laws, valid and unrevoked Consents signed by a sufficient number of stockholders to take such action are so delivered to the Corporation. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that valid and unrevoked Consents signed by a sufficient number of stockholders to take the action were delivered to the Corporation as provided in Article VI, Section 5 of these By-laws.

Consents shall be valid for a maximum of sixty (60) days after the date of the earliest dated Consent delivered to the Corporation in the manner provided in Article VI, Section 5 of these By-laws or as otherwise provided in Section 228(c) of the General Corporation Law of the State of Delaware. Consents may be revoked by written notice (a) to the Corporation, to the attention of the Secretary, (b) to the stockholder or stockholders soliciting Consents or soliciting revocations in opposition to action by consent (the “Soliciting Stockholders”), or (c) to a proxy solicitor or other agent designated by the Corporation or the Soliciting Stockholders.

Within ten (10) business days after receipt of the earliest dated Consent delivered to the Corporation in the manner provided in Article VI, Section 5 of these By-laws or as otherwise provided in Section 228(c) of the General Corporation Law of the State of Delaware or the determination by the Board of Directors of the Corporation that the Corporation should seek corporate action by written consent, as the case may be, the Secretary of the Corporation shall engage nationally recognized independent inspectors of elections for the purpose of performing a ministerial review of the validity of the Consents and revocations. The cost of retaining inspectors of election shall be borne by the Corporation. For the purpose of permitting the inspectors to perform such review, no action by written consent without a meeting shall be effective until such date as the independent inspectors certify to the Corporation that the valid and unrevoked Consents delivered to the Corporation in the manner provided in Article VI, Section 5 of these By-laws or as otherwise provided in Section 228(c) of the General Corporation Law of the State of Delaware represent at least the minimum number of votes that would be necessary to take the corporate action. Nothing contained in this Section 15 shall be construed in any way to suggest or imply that the Board of Directors or any stockholder shall not be entitled to contest the validity of any Consent or revocation thereof, whether before or after such certification by the independent inspectors, or to take any other action (including, without limitation, the commencement, prosecution or defense of any litigation with respect thereto, and the seeking of injunctive relief in such litigation).

Following appointment of the inspectors, Consents and revocations shall be delivered to the inspectors upon receipt by the Corporation, the Soliciting Stockholder or their proxy solicitors or other designated agents. As soon as practicable following the earlier of (a) the receipt by the inspectors, a copy of which shall be delivered to the Corporation, of any written demand by the Soliciting Stockholders of the Corporation, or (b) sixty (60) days after the date of the earliest dated Consent delivered to the Corporation in the manner provided in Article VI, Section 5 of these By-laws or as otherwise provided in Section 228(c) of the General Corporation Law of the State of Delaware, the inspectors shall issue a preliminary report to the Corporation and the Soliciting Stockholders stating the number of valid and unrevoked Consents received and whether, based on the preliminary count, the requisite number of valid and unrevoked Consents has been obtained to authorize or take the action specified in the Consents.

Unless the Corporation and the Soliciting Stockholders shall agree to a shorter or longer period, the Corporation and the Soliciting Stockholders shall have forty-eight (48) hours to review the Consents and revocations and to advise the inspectors and the opposing party in writing as to whether they intend to challenge the preliminary report of the inspectors. If no written notice of an intention to challenge the preliminary report is received within forty-eight (48) hours after the inspectors’ issuance of the preliminary report, the inspectors shall issue to the Corporation and the Soliciting Stockholders their final report containing the information from the inspectors’ determination with respect to whether the requisite number of valid and unrevoked Consents was obtained to authorize or take the action specified in the Consents. If the Corporation or the Soliciting Stockholders issue written notice of an intention to challenge the inspectors’ preliminary report within forty-eight (48) hours after the issuance of that report, a challenge session shall be scheduled by the inspectors as promptly as practicable. Following completion of the challenge session, the inspectors shall as promptly as practicable issue their final report to the Soliciting Stockholders and the Corporation, which report shall contain the information included in the preliminary report, plus any change in the vote total as a result of the challenge and a certification of whether the requisite number of valid and unrevoked Consents was obtained to authorize or take the action specified in the Consents.

SECTION 16. PROXY ACCESS

(a) Subject to the provisions of this Section 16, if any Eligible Stockholder or group of up to 20 Eligible Stockholders submits to the Corporation a Proxy Access Notice (as defined below) that complies with this Section 16 and such Eligible Stockholder or group of Eligible Stockholders otherwise satisfies all the terms and conditions of this Section 16 (such Eligible Stockholder or group of Eligible Stockholders, a “Nominating Stockholder”), the Corporation shall include in its proxy statement or on its form of proxy and ballot, as applicable (collectively, “proxy materials”), for any annual meeting of stockholders, in addition to any persons nominated for election by the Board of Directors or any committee thereof:

(i) the name of any person or persons nominated by such Nominating Stockholder for election to the Board of Directors at such annual meeting of stockholders who meets the requirements of this Section 16 (a “Nominee”);

(ii) disclosure about the Nominee and the Nominating Stockholder required under the rules of the Securities and Exchange Commission (the “Commission”) or other applicable law to be included in the proxy materials;

(iii) subject to the other applicable provisions of this Section 16, a written statement, not to exceed 500 words, that is not contrary to any of the Commission’s proxy rules, including Rule 14a-9 under the Exchange Act (a “Supporting Statement”), included by the Nominating Stockholder in the Proxy Access Notice intended for inclusion in the proxy materials in support of the Nominee’s election to the Board of Directors; and

(iv) any other information that the Corporation or the Board of Directors determines, in its discretion, to include in the proxy materials relating to the nomination of the Nominee, including, without limitation, any statement in opposition to the nomination and any of the information provided pursuant to this Section 16.

(b) Maximum Number of Nominees.

(i) The Corporation shall not be required to include in the proxy materials for an annual meeting of stockholders more Nominees than that number of directors constituting 20% of the total number of directors of the Corporation on the last day on which a Proxy Access Notice may be submitted pursuant to this Section 16 (rounded down to the nearest whole number) (the “Maximum Number”). The Maximum Number for a particular annual meeting shall be reduced by: (A) the number of Nominees who are subsequently withdrawn or that the Board of Directors itself decides to nominate for election at such annual meeting of stockholders (including, without limitation, any person who is or will be nominated by the Board of Directors pursuant to any agreement or understanding with one or more stockholders to avoid such person being formally proposed as a Nominee), and (B) the number of incumbent directors who had been Nominees with respect to any of the preceding two annual meetings of stockholders and whose reelection at the upcoming annual meeting of stockholders is being recommended by the Board of Directors (including, without limitation, any person who was nominated by the Board of Directors pursuant to any agreement or understanding with one or more stockholders to avoid such person being formally proposed as a Nominee). In the event that one or more vacancies for any reason occurs on the Board of Directors after the deadline set forth in Section 16(d) but before the date of the annual meeting of stockholders, and the Board of Directors resolves to reduce the size of the Board of Directors in connection therewith, the Maximum Number shall be calculated based on the number of directors as so reduced.

(ii) Any Nominating Stockholder submitting more than one Nominee for inclusion in the Corporation’s proxy materials shall rank such Nominees based on the order that the Nominating Stockholder desires such Nominees to be selected for inclusion in the Corporation’s proxy materials in the event that the total number of Nominees submitted by Nominating Stockholders exceeds the Maximum Number. In the event that the number of Nominees submitted by Nominating Stockholders exceeds the Maximum Number, the highest ranking Nominee from each Nominating Stockholder will be included in the Corporation’s proxy materials until the Maximum Number is reached, going in order from largest to smallest of the number of shares of common stock of the Corporation owned by each Nominating Stockholder as disclosed in each Nominating Stockholder’s Proxy Access Notice. If the Maximum Number is not reached after the highest ranking Nominee of each Nominating Stockholder has been selected, this process will be repeated as many times as necessary until the Maximum Number is reached. If, after the deadline for submitting a Proxy Access Notice as set forth in Section 16(d), a Nominating Stockholder ceases to satisfy the requirements of this Section 16 or withdraws its nomination or a Nominee ceases to satisfy the requirements of this Section 16 or becomes unwilling or unable to serve on the Board of Directors, whether before or after the mailing of definitive proxy materials, then the nomination shall be disregarded, and the Corporation: (A) shall not be required to include in its proxy materials the disregarded Nominee and (B) may otherwise communicate to its stockholders, including without limitation by amending or supplementing its proxy materials, that the Nominee will not be included as a Nominee in the proxy materials and the election of such Nominee will not be voted on at the annual meeting of stockholders.

(c) Eligibility of Nominating Stockholder.

(i) As used herein, an “Eligible Stockholder” is a person who has either (A) been a record holder of the shares of common stock used to satisfy the eligibility requirements in this Section 16(c) continuously for the three-year period specified in Subsection (ii) below or (B) provides to the Secretary of the Corporation, within the time period referred to in Section 16(d), evidence of continuous ownership of such shares for such three-year period from one or more securities intermediaries in a form that satisfies the requirements as established by the Commission for a stockholder proposal under Rule 14a-8, or any successor rule or regulation, under the Exchange Act.

(ii) An Eligible Stockholder or group of up to 20 Eligible Stockholders may submit a nomination in accordance with this Section 16 only if the person or each member of the group, as applicable, has continuously owned at least the Minimum Number (as defined below) of shares of the Corporation’s outstanding common stock throughout the three-year period preceding and including the date of submission of the Proxy Access Notice, and continues to own at least the Minimum Number through the date of the annual meeting of stockholders. Two or more funds that are (A) under common management and investment control, (B) under common management and funded primarily by a single employer or (C) a “group of investment companies,” as such term is defined in Section 12(d)(1)(G)(ii) of the Investment Company Act of 1940, as amended, (two or more funds referred to under any of clause (A), (B) or (C), collectively a “Qualifying Fund”) shall be treated as one Eligible Stockholder. For the avoidance of doubt, in the event of a nomination by a group of

Eligible Stockholders, any and all requirements and obligations for an individual Eligible Stockholder that are set forth in this Section 16, including the minimum holding period, shall apply to each member of such group; provided, however, that the Minimum Number shall apply to the ownership of the group in the aggregate. Should any stockholder withdraw from a group of Eligible Stockholders at any time prior to the annual meeting of stockholders, the group of Eligible Stockholders shall only be deemed to own the shares held by the remaining members of the group.

(iii) The “Minimum Number” of shares of the Corporation’s common stock means three percent (3%) of the number of outstanding shares of common stock as of the most recent date for which such amount is given in any filing by the Corporation with the Commission prior to the submission of the Proxy Access Notice.

(iv) For purposes of this Section 16, an Eligible Stockholder “owns” only those outstanding shares of the common stock of the Corporation as to which the Eligible Stockholder possesses both:

(A) the full voting and investment rights pertaining to the shares; and

(B) the full economic interest in (including the opportunity for profit and risk of loss on) such shares;

provided, that the number of shares calculated in accordance with clauses (A) and (B) shall not include any shares: (1) sold by such Eligible Stockholder or any of its affiliates in any transaction that has not been settled or closed, (2) borrowed by such Eligible Stockholder or any of its affiliates for any purpose or purchased by such Eligible Stockholder or any of its affiliates pursuant to an agreement to resell, or (3) subject to any option, warrant, forward contract, swap, contract of sale, other derivative or similar agreement entered into by such Eligible Stockholder or any of its affiliates, whether any such instrument or agreement is to be settled with shares, cash or other property based on the notional amount or value of outstanding shares of the Corporation, in any such case which instrument or agreement has, or is intended to have, the purpose or effect of: (w) reducing in any manner, to any extent or at any time in the future, such Eligible Stockholder’s or any of its affiliates’ full right to vote or direct the voting of any such shares, and/or (x) hedging, offsetting, or altering to any degree, gain or loss arising from the full economic ownership of such shares by such Eligible Stockholder or any of its affiliates. An Eligible Stockholder “owns” shares held in the name of a nominee or other intermediary so long as the Eligible Stockholder retains the right to instruct how the shares are voted with respect to the election of directors and possesses the full economic interest in the shares. An Eligible Stockholder’s ownership of shares shall be deemed to continue during any period in which the Eligible Stockholder has delegated any voting power by means of a proxy, power of attorney, or other similar instrument or arrangement that is revocable at any time by the Eligible Stockholder. An Eligible Stockholder’s ownership of shares shall be deemed to continue during any period in which the Eligible Stockholder has loaned such shares; provided that the Eligible Stockholder has the power to recall such loaned shares on no more than three business days’ notice and includes in the Proxy Access Notice an agreement that it will (y) promptly recall such loaned shares upon being notified that any of its Nominees will be included in the Corporation’s proxy materials pursuant to this Section 16 and (z) continue to hold such recalled shares (including the right to vote such shares) through the date of the annual meeting of stockholders. The terms “owned,” “owning” and other variations of the word “own” shall have correlative meanings. Each Nominating Stockholder shall furnish any other information that may reasonably be required by the Board of Directors to verify such stockholder’s continuous ownership of at least the Minimum Number during the three-year period referred to above.

(v) No person may be in more than one group constituting a Nominating Stockholder, and if any person appears as a member of more than one group, it shall be deemed to be a member of the group that owns the greatest aggregate number of shares of the Corporation’s common stock as reflected in the Proxy Access Notice, and no shares may be attributed as owned by more than one person constituting a Nominating Stockholder under this Section 16.

(d)

To nominate a Nominee, the Nominating Stockholder must, not later than the close of business on the one hundred twentieth (120) day nor earlier than the close of business on the one hundred fiftieth (150) day prior to the first anniversary of the date of the Corporation’s proxy materials released to stockholders in connection with the preceding year’s annual meeting of stockholders, submit to the Secretary of the Corporation at the principal executive offices of the Corporation all of the following information and documents (collectively, the “Proxy Access Notice”):

(i) A Schedule 14N (or any successor form) relating to the Nominee, completed and filed with the Commission by the Nominating Stockholder as applicable, in accordance with the Commission’s rules;

(ii) A written notice of the nomination of such Nominee that includes the following additional information, agreements, representations and warranties by the Nominating Stockholder (including each group member):

(A) the information, representations and agreements required with respect to the nomination of directors pursuant to Section 14 of this Article II;

(B) the details of any relationship that existed within the past three years and that would have been described pursuant to Item 6(e) of Schedule 14N (or any successor item) if it existed on the date of submission of the Schedule 14N;

(C) a representation and warranty that the Nominating Stockholder did not acquire, and is not holding, securities of the Corporation for the purpose or with the effect of influencing or changing control of the Corporation;

(D) a representation and warranty that the Nominee’s candidacy or, if elected, Board of Directors membership, would not violate the Certificate of Incorporation, these By-laws, or any applicable state or federal law or the rules of any stock exchange on which the Corporation’s common stock is traded;

(E) a representation and warranty that the Nominee:

(1) does not have any direct or indirect material relationship with the Corporation and otherwise would qualify as an “independent director” under the rules of the primary stock exchange on which the Corporation’s common stock is traded and any applicable rules of the Commission;

(2) would meet the audit committee independence requirements under the rules of the Commission and of the principal stock exchange on which the Corporation’s common stock is traded;

(3) would qualify as a “non-employee director” for the purposes of Rule 16b-3 under the Exchange Act (or any successor rule);

(4) would qualify as an “outside director” for the purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (or any successor provision);

(5) is not and has not been, within the past three years, an officer, director, affiliate or representative of a competitor, as defined under Section 8 of the Clayton Antitrust Act of 1914, as amended, and if the Nominee has held any such position during this period, details thereof; and

(6) is not and has not been subject to any event specified in Rule 506(d)(1) of Regulation D (or any successor rule) under the Securities Act of 1933, as amended, or Item 401(f) of Regulation S-K (or any successor rule) under the Exchange Act, without reference to whether the event is material to an evaluation of the ability or integrity of the Nominee;

(F) a representation and warranty that the Nominating Stockholder satisfies the eligibility requirements set forth in Section 16(c), has provided evidence of ownership to the extent required by Section 16(c)(i), and such evidence of ownership is true, complete and correct in all respects;

(G) a representation and warranty that the Nominating Stockholder intends to continue to satisfy the eligibility requirements described in Section 16(c) through the date of the annual meeting of stockholders;

(H) a statement as to whether or not the Nominating Stockholder intends to continue to hold the Minimum Number of shares for at least one year following the annual meeting of stockholders;

(I) a representation and warranty that the Nominating Stockholder will not engage in or support, directly or indirectly, a “solicitation” within the meaning of Rule 14a-1(l) (without reference to the exception in Section 14a-1(l)(2)(iv)) (or any successor rules) with respect to the annual meeting of stockholders, other than a solicitation in support of the Nominee or any nominee of the Board of Directors;

(J) a representation and warranty that the Nominating Stockholder will not use any proxy card other than the Corporation’s proxy card in soliciting stockholders in connection with the election of a Nominee at the annual meeting of stockholders;

(K) if desired by the Nominating Stockholder, a Supporting Statement;

(L) in the case of a nomination by a group, the designation by all group members of one group member that is authorized to act on behalf of all group members with respect to matters relating to the nomination, including withdrawal of the nomination;

(M) in the case of any Eligible Stockholder that is a Qualifying Fund consisting of two or more funds, documentation demonstrating that the funds are eligible to be treated as a Qualifying Fund and that each such fund comprising the Qualifying Fund otherwise meets the requirements set forth in this Section 16; and

(N) a representation and warranty that the Nominating Stockholder has not nominated and will not nominate for election any individual as director at the annual meeting of stockholders other than its Nominee(s).

(iii) An executed agreement pursuant to which the Nominating Stockholder (including each group member) agrees:

(A) to comply with all applicable laws, rules and regulations in connection with the nomination, solicitation and election;

(B) to file with the Commission any solicitation or other communication with the Corporation’s stockholders relating to any Nominee or one or more of the Corporation’s directors or director nominees, regardless of whether any such filing is required under any law, rule or regulation or whether any exemption from filing is available for such materials under any law, rule or regulation;

(C) to assume all liability stemming from an action, suit or proceeding concerning any actual or alleged legal or regulatory violation arising out of any communication by the Nominating Stockholder with the Corporation, its stockholders or any other person in connection with the nomination or election of directors, including, without limitation, the Proxy Access Notice;

(D) to indemnify and hold harmless (jointly and severally with all other group members, in the case of a group member) the Corporation and each of its directors, officers and employees individually against any liability, loss, damages, expenses, demands, claims or other costs (including reasonable attorneys’ fees and disbursements of counsel) incurred in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the Corporation or any of its directors, officers or employees arising out of any nomination submitted by the Nominating Stockholder (including, without limitation, relating to any breach or alleged breach of its obligations, agreements, representations or warranties) pursuant to this Section 16;

(E) in the event that (i) any information included in the Proxy Access Notice, or any other communication by the Nominating Stockholder (including with respect to any group member) with the Corporation, its stockholders or any other person in connection with the nomination or election of directors ceases to be true and accurate in all material respects (or omits a material fact necessary to make the statements made not misleading), or (ii) the Nominating Stockholder (including any group member) fails to continue to satisfy the eligibility requirements described in Section 16(c), the Nominating Stockholder shall promptly (and in any event within forty-eight (48) hours of discovering such misstatement, omission or failure) (x) in the case of clause (i) above, notify the Corporation and any other recipient of such communication of the misstatement or omission in such previously provided information and of the information that is required to correct the misstatement or omission, and (y) in the case of clause (ii) above, notify the Corporation why, and in what regard, the Nominating Stockholder fails to comply with the eligibility requirements described in Section 16(c) (it being understood that providing any such notification referenced in clauses (x) and (y) above shall not be deemed to cure any defect or limit the Corporation’s rights to omit a Nominee from its proxy materials as provided in this Section 16); and

(iv) An executed agreement by the Nominee:

(A) to provide to the Corporation a completed copy of the Corporation’s director questionnaire and such other information as the Corporation may reasonably request;

(B) that the Nominee (i) consents to be named in the proxy materials as a nominee and, if elected, to serve on the Board of Directors and (ii) has read and agrees to adhere to the Corporation’s Amended & Restated Corporate Governance Principles and any other Corporation policies and guidelines applicable to directors generally; and

(C) that the Nominee is not and will not become a party to (1) any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director of the Corporation that has not been disclosed to the Corporation in writing, (2) any agreement, arrangement or understanding with any person or entity as to how the Nominee would vote or act on any issue or question as a director (a “Voting Commitment”) that has not been disclosed to the Corporation in writing, or (3) any Voting Commitment that could limit or interfere with the Nominee’s ability to comply, if elected as a director of the Corporation, with its fiduciary duties under applicable law or with the Corporation’s Amended & Restated Corporate Governance Principles and any other Corporation policies and guidelines applicable to directors generally.

The information and documents required by this Section 16(d) shall be: (x) provided with respect to and executed by each group member, in the case of information applicable to group members; and (y) provided with respect to the persons specified in Instruction 1 to Items 6(c) and (d) of Schedule 14N (or any successor item) if and to the extent applicable to a Nominating Stockholder or group member. The Proxy Access Notice shall be deemed submitted on the date on which all the information and documents referred to in this Section 16(d) (other than such information and documents contemplated to be provided after the date the Proxy Access Notice is provided) have been delivered to or, if sent by mail, received by the Secretary of the Corporation. For the avoidance of doubt, in no event shall any adjournment or postponement of an annual meeting of stockholders or the public announcement thereof commence a new time period for the giving of a Proxy Access Notice pursuant to this Section 16.

(e) Exceptions and Clarifications.

(i) Notwithstanding anything to the contrary contained in this Section 16, (x) the Corporation may omit from its proxy materials any Nominee and any information concerning such Nominee (including a Nominating Stockholder’s Supporting Statement), (y) any nomination shall be disregarded, and (z) no vote on such Nominee will occur (notwithstanding that proxies in respect of such vote may have been received by the Corporation), and the Nominating Stockholder may not, after the last day on which a Proxy Access Notice would be timely, cure in any way any defect preventing the nomination of the Nominee, if:

(A) the Corporation receives a notice pursuant to Section 14 of this Article II that a stockholder intends to nominate a candidate for director at the annual meeting of stockholders;

(B) the Nominating Stockholder or the designated lead group member, as applicable, or any qualified representative thereof, does not appear at the annual meeting of stockholders to present the nomination submitted pursuant to this Section 16 or the Nominating Stockholder withdraws its nomination prior to the annual meeting of stockholders;

(C) the Board of Directors determines that such Nominee’s nomination or election to the Board of Directors would result in the Corporation violating or failing to be in compliance with the Certificate of Incorporation, these By-laws or any applicable law, rule or regulation to which the Corporation is subject, including any rules or regulations of any stock exchange on which the Corporation’s common stock is traded;

(D) the Nominee was nominated for election to the Board of Directors pursuant to this Section 16 at one of the Corporation’s two preceding annual meetings of stockholders and (i) its nomination was withdrawn, (ii) such Nominee became ineligible to serve as a Nominee or as a director or (iii) such Nominee received a vote of less than 25% of the shares of common stock entitled to vote for such Nominee; or

(E) (i) the Nominating Stockholder fails to continue to satisfy the eligibility requirements described in Section 16(c), (ii) any of the representations and warranties made in the Proxy Access Notice cease to be true, complete and correct in all material respects (or omits to state a material fact necessary to make the statements made therein not misleading), (iii) the Nominee becomes unwilling or unable to serve on the Board of Directors or (iv) the Nominating Stockholder or the Nominee materially violates or breaches any of its agreements, representations or warranties in this Section 16;

(ii) Notwithstanding anything to the contrary contained in this Section 16, the Corporation may omit from its proxy materials, or may supplement or correct, any information, including all or any portion of the Supporting Statement included in the Proxy Access Notice, if: (A) such information is not true and correct in all material respects or omits a material statement necessary to make the statements therein not misleading; (B) such information directly or indirectly impugns the character, integrity or personal reputation of, or, without factual foundation, directly or indirectly makes charges concerning improper, illegal or immoral conduct or associations with respect to, any person; or (C) the inclusion of such information in the proxy materials would otherwise violate the Commission’s proxy rules or any other applicable law, rule or regulation. Once submitted with a Proxy Access Notice, a Supporting Statement may not be amended, supplemented or modified by the Nominee or Nominating Stockholder.

(iii) For the avoidance of doubt, the Corporation may solicit against, and include in the proxy materials its own statement relating to, any Nominee.

(iv) This Section 16 provides the exclusive method for a stockholder to include nominees for election to the Board of Directors in the Corporation’s proxy materials (including, without limitation, any proxy card or written ballot).

(v) The interpretation of, and compliance with, any provision of this Section 16, including the representations, warranties and covenants contained herein, shall be determined by the Board of Directors or, in the discretion of the Board of Directors, one or more of its designees, in each case acting in good faith.

ARTICLE III.

DIRECTORS

SECTION 1. NUMBER

The number of directors which shall constitute the whole Board of Directors shall be not less than six (6) nor more than eleven (11), until changed by amendment of this By-law. The exact number of directors shall be fixed, from time to time, within the limits above specified, by resolution of the Board of Directors or by the stockholders at the annual meeting. The number of directors as of the date of these By-laws is eight (8). The directors shall be elected at the annual meeting of stockholders, except as provided in Section 2 of this Article III, and each director elected shall hold office until his successor is duly elected and qualified until changed by amendment of this By-law. Directors need not be stockholders.

SECTION 2. VACANCIES

Vacancies on the Board of Directors by reason of death, resignation, retirement, disqualification, removal from office or otherwise, and newly created directorships resulting from any increase in the authorized number of directors, may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and each director so chosen shall hold office until the next annual election and until his successor is duly elected and qualified, or until his earlier death, resignation or removal. If there are no directors in office, then an election of directors may be held in the manner provided by statute. If, at the time of filling any vacancy or any newly created directorship, the directors then in office shall constitute less than a majority of the whole Board of Directors (as constituted immediately prior to any such increase), the Court of Chancery may, upon application of any stockholder or stockholders holding at least ten (10) percent of the total number of the shares at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in office.

SECTION 3. POWERS

The business of the Corporation shall be managed by or under the direction of its Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these By-laws directed or required to be exercised or done by the stockholders.

MEETINGS OF THE BOARD OF DIRECTORS

SECTION 4. GENERALLY

The Board of Directors of the Corporation may hold meetings, both regular and special, either within or without the State of Delaware.

SECTION 5. FIRST MEETING

The first meeting of each newly elected Board of Directors shall be held immediately following the annual meeting of stockholders at the place of such annual meeting, and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present. In the event such meeting is not held at the time and place specified above, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors, or as shall be specified in a written waiver signed by all of the directors.

SECTION 6. REGULAR MEETINGS

Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the Board of Directors.

SECTION 7. SPECIAL MEETINGS

Special meetings of the Board of Directors or any committee of the Board of Directors may be called by the Chairman on not less than two (2) days’ notice to each director, either personally or by telephone, mail (including overnight courier services), telegram, telex, or facsimile; special meetings shall be called by the Chairman or Secretary or any Assistant Secretary in like manner and on like notice on the written request of two directors or committee members, as the case may be, unless the Board of Directors or committee consists of only one director, in which case special meetings shall be called by the Chairman, Secretary or any Assistant Secretary in like manner and on like notice on the written request of the sole director or member. The notice of any regular or special meeting need not specify the purpose of such meeting, except as required by Article IX of the By-laws.

SECTION 8. QUORUM

At all meetings of the Board of Directors or of any committee of the Board of Directors a majority of the directors or committee members, as the case may be, shall constitute a quorum for the transaction of business, and the act of a majority of the directors or members present at any meeting at which there is a quorum shall be the act of the Board of Directors or of such committee, except as may be otherwise specifically provided by statute or by the Certificate of Incorporation. If a quorum shall not be present at any meeting of the Board of Directors or of any committee of the Board of Directors, the directors or committee members, as the case may be, present at the meeting may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

SECTION 9. ACTION WITHOUT A MEETING

Unless otherwise restricted by the Certificate of Incorporation or these By-laws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee of the Board of Directors may be taken without a meeting, if all members of the Board of Directors or committee, as the case may be, consent thereto in writing, or by electronic transmission and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board of Directors or committee.

SECTION 10. MEETINGS BY TELEPHONE

Unless otherwise restricted by the Certificate of Incorporation or these By-laws, members of the Board of Directors, or any committee of the Board of Directors, may participate in a meeting of the Board of Directors, or such committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

COMMITTEES OF DIRECTORS

SECTION 11. DESIGNATION

The Board of Directors may, by resolution adopted by a majority of the whole Board of Directors, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to (a) approving or adopting, or recommending to the stockholders, any action or matter expressly required by the General Corporation Law of the State of Delaware to be submitted to stockholders for approval or (b) adopting, amending or repealing any By-law of the Corporation. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.

SECTION 12. MINUTES

Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

COMPENSATION OF DIRECTORS

SECTION 13. COMPENSATION

Unless otherwise restricted by the Certificate of Incorporation or these By-laws, the Board of Directors shall have the authority to fix the compensation of directors. As fixed from time to time by resolution of the Board of Directors, the directors may receive directors’ fees and compensation and reimbursement of their expenses, if any, of attendance at each meeting of the Board of Directors, for serving on any committee of the Board of Directors and for discharging their duties. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

REMOVAL OF DIRECTORS

SECTION 14. REMOVAL

Unless otherwise restricted by the Certificate of Incorporation or these By-laws, any director or the entire Board of Directors may be removed, with or without cause, by the holders of a majority of shares entitled to vote at an election of directors.

ARTICLE IV.

NOTICES

SECTION 1. DEFINITION

Whenever, under any provision of statute or of the Certificate of Incorporation or of these By-laws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice, but notice to such director or stockholder by any method permitted by law. Permitted methods of notice to stockholders shall include, but not be limited to, notice by mail or electronic transmission. If mailed, such notice shall be deemed to be given when deposited in the United States mail or with an overnight courier service, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the records of the corporation. Permitted methods of notice to directors shall include, but not be limited to, notice given personally or by mail, telephone or electronic transmission.

SECTION 2. WAIVER

Whenever any notice is required to be given under any provision of statute or of the Certificate of Incorporation or of these By-laws, a waiver in writing, signed by the person or persons entitled to such notice, or a waiver by electronic transmission by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to notice.

ARTICLE V.

OFFICERS

SECTION 1. GENERALLY

The officers of the Corporation shall be chosen by the Board of Directors and shall be a Chairman, a Chief Executive Officer, a President, one or more Vice Presidents, a Secretary and a Treasurer. The Corporation may also have, at the discretion of the Board of Directors, one or more Vice-Chairmen, additional Vice Presidents, and one or more Assistant Secretaries and Assistant Treasurers. Any number of offices may be held by the same person, unless the Certificate of Incorporation or these By-laws otherwise provide.

SECTION 2. TIME OF APPOINTMENT

The Board of Directors at its first meeting after each annual meeting of stockholders shall choose a Chairman, a Chief Executive Officer, a President, one or more Vice Presidents, a Secretary and a Treasurer, and each shall hold his office until he shall resign or shall be removed or otherwise disqualified to serve, or until his successor shall be elected and qualified.

SECTION 3. OTHER APPOINTMENTS

The Board of Directors may appoint, or may authorize the Chief Executive Officer to appoint, such other officers and agents as the business of the Corporation may require, each of whom shall have such authority and perform such duties as are provided in these By-laws or as the Board of Directors or the Chief Executive Officer from time to time may specify, and who shall hold office until he shall resign or shall be removed or otherwise disqualified to serve.

SECTION 4. SALARIES

The salaries of all officers and agents of the Corporation shall be fixed by the Board of Directors.

SECTION 5. REMOVAL

Any officer may be removed, with or without cause, at any time by the affirmative vote of the directors at the time in office or, except in the case of an officer chosen by the Board of Directors, by the Chief Executive Officer upon whom such power of removal may be conferred by the Board of Directors. Any officer may resign at any time by giving written notice to the Board of Directors, the Chairman of the Board of Directors, the Chief Executive Officer or the Secretary of the Corporation. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein, and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

SECTION 6. VACANCIES

A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in these By-laws for the regular appointments to such office.

THE CHAIRMAN OF THE BOARD OF DIRECTORS

SECTION 7. ELECTION, POWERS AND DUTIES

The Chairman of the Board of Directors shall, if present, preside at meetings of the stockholders and the Board of Directors and have such other powers and perform such other duties as may from time to time be assigned to him by the Board of Directors or as may be prescribed by these By-laws.

THE VICE CHAIRMAN OF THE BOARD OF DIRECTORS

SECTION 8. POWERS AND DUTIES

The Vice Chairman of the Board of Directors, if any, shall preside at meetings of the stockholders and the Board of Directors in the absence of the Chairman and have such other powers and perform such other duties as may from time to time be assigned to him by the Board of Directors or the Chairman of the Board of Directors.

THE CHIEF EXECUTIVE OFFICER

SECTION 9. DUTIES

The Chief Executive Officer of the Corporation shall, subject to the control of the Board of Directors, have general supervision, direction and control of the business and affairs of the Corporation. He shall, in the absence of the Chairman or Vice Chairman, if any, preside at all meetings of stockholders and the Board of Directors. He shall have the general powers and duties of management usually vested in the chief executive officer of a corporation, and shall have such other powers and duties with respect to the administration of the business and affairs of the Corporation as may from time to time be assigned to him by the Board of Directors or as prescribed by these By-laws. In the absence or disability of the President, the Chief Executive Officer, in addition to his assigned duties and powers, shall perform all the duties of the President and when so acting shall have all the powers and be subject to all restrictions upon the President.

THE PRESIDENT

SECTION 10. DUTIES

The President shall exercise and perform such powers and duties with respect to the administration of the business and affairs of the Corporation as may from time to time be assigned to him by the Chief Executive Officer (unless the President is also the Chief Executive Officer) or by the Board of Directors or as prescribed by these By-laws. In the absence or disability of the Chief Executive Officer, unless otherwise resolved by the Board of Directors, the President shall perform all of the duties of the Chief Executive Officer and when so acting shall have all the powers and be subject to all the restrictions upon the Chief Executive Officer.

THE VICE PRESIDENTS

SECTION 11. DUTIES

In the absence of the President or in the event of his inability or refusal to act, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order of their rank as fixed by the Board of Directors, or if not ranked, then as designated by the Board of Directors or, if not so designated, in the order of their election) shall perform the duties of the President and when so acting shall have all the powers of and be subject to all the restrictions upon the President. The Vice Presidents shall perform such other duties and have such other powers as from time to time may be assigned to each of them by the President, by the Chief Executive Officer, by the Board of Directors or as prescribed by these By-laws.

THE SECRETARY AND ASSISTANT SECRETARY

SECTION 12. DUTIES

The Secretary shall keep, or cause to be kept, the minutes of meetings of stockholders or directors of the Corporation and shall keep, or cause to be kept, a book of the minutes of meetings of the Corporation and of the Board of Directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of stockholders and special meetings of the Board of Directors (provided, however, that if for any reason the Secretary shall fail to give, or cause to be given, notice of any special meeting of the Board of Directors called by one or more of the persons identified in Article III, Section 7 of these By-laws, or if he shall fail to give notice of any special meeting of the stockholders called by one or more of the persons identified in Article II, Section 4 of these By-laws, then any such person or persons may give notice of any such special meeting) and shall perform such other duties as may be prescribed by the Chief Executive Officer, President or Board of Directors. He shall have custody of the corporate seal of the Corporation and he, or an Assistant Secretary, shall have the authority to affix the same to any instrument requiring it and, when so affixed, it may be attested by his signature or such Assistant Secretary’s. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his signature.

SECTION 13. ASSISTANT SECRETARY

The Assistant Secretary or, if there be more than one, the Assistant Secretaries in the order determined by the Board of Directors (or, if there be no such determination, then in the order of their election) shall, in the absence of the Secretary or in the event of his inability or refusal to act or at the request of the Chief Executive Officer or the President, perform the duties and exercise the powers of the Secretary and shall perform such other duties as may be prescribed by the Chief Executive Officer, President or Board of Directors.

THE TREASURER AND ASSISTANT TREASURERS

SECTION 14. DUTIES

The Treasurer shall have the custody of the corporate funds and securities and shall keep and maintain, or cause to be kept and maintained, full and accurate accounts of the properties and business transactions of the Corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, surplus and shares, and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors.

He shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Chief Executive Officer, the President and to the

directors, at the regular meetings of the Board of Directors or when the directors so request, an account of all his transactions as Treasurer and of the financial condition of the Corporation and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or these By-laws.

If required by the Board of Directors, he shall give the Corporation a bond (which shall be renewed every six years) in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors, for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

SECTION 15. ASSISTANT TREASURER

The Assistant Treasurer or, if there shall be more than one, the Assistant Treasurers in the order determined by the Board of Directors (or, if there be no such determination, then in the order of their election), shall, in the absence of the Treasurer or in the event of his inability or refusal to act, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

ARTICLE VI.

SHARES AND THEIR TRANSFER

SECTION 1. CERTIFICATES FOR STOCK

The shares of stock of the Corporation may either be represented by certificates or be uncertificated, as provided in section 158 of the General Corporation Law of the State of Delaware. Every holder of stock in the Corporation that is represented by a certificate shall be entitled to have a certificate signed by, or in the name of the Corporation by, the Chairman or Vice Chairman of the Board of Directors, the President or a Vice President and the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation, certifying the number of shares owned by him in the Corporation. Any of or all the signatures on the certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

Certificates may be issued for partly paid shares and in such case upon the face or back of the certificates issued to represent any such partly paid shares, the total amount of the consideration to be paid therefor and the amount paid thereon shall be specified.

LOST CERTIFICATES

SECTION 2. REPLACEMENT

The Board of Directors may direct a new certificate or certificates or uncertificated shares to be issued in place of any certificate or certificates previously issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate(s) to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates or uncertificated shares, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate(s) alleged to have been lost, stolen or destroyed.

TRANSFER OF STOCK

SECTION 3. TRANSFER

Upon compliance with provisions restricting the transfer or registration of transfer of shares of stock, if any, upon surrender to the Corporation or the transfer agent for the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer and the payment of all taxes due thereon, it shall be the duty of the Corporation to issue a new certificate or evidence of the issuance of uncertificated shares to the person entitled thereto, cancel the old certificate and record the transactions upon its books. Nothing in this Section 3 shall require the Corporation to issue a new certificate if the Corporation has determined that such shares of stock shall be uncertificated.

Uncertificated shares shall be transferable only upon compliance with the customary procedures for transferring shares in uncertificated form.

FIXING THE RECORD DATE

SECTION 4. RECORD DATE FOR VOTING AND DIVIDEND RIGHTS

In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, except as specified in Section 5 of this Article VI, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

SECTION 5. RECORD DATE FOR SHAREHOLDER ACTION WITHOUT A MEETING

The record date for determining stockholders entitled to express consent to corporate action in writing without a meeting shall be as fixed by the Board of Directors or as otherwise established in this Section 5. Any stockholder of record seeking to have the stockholders authorize or take corporate action by written consent shall, by written notice to the Secretary, request the Board of Directors to fix a record date. Such notice shall contain the information that would be required by Article II, Section 13 or 14, as applicable, if the corporate action were to be considered at a meeting of stockholders. The Board of Directors shall have ten (10) days following the date of receipt of the notice to determine the validity of the request. During such ten (10) day period following the receipt of such notice, the Corporation may require the stockholder of record requesting a record date for proposed stockholder action by consent, and/or the beneficial owner, if any, on whose behalf the request is being made, to furnish such other information as it may reasonably require to determine the validity of the request for a record date. Following the determination of the validity of the request, and subject to Article II, Section 13 or 14, as applicable, the

Board of Directors may adopt a resolution fixing the record date for such purpose which shall be no more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors and shall not precede the date such resolution is adopted. If no record date has been fixed by the Board of Directors within ten (10) days after the date on which such a request is received, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by applicable law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered officer in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded, to the attention of the Secretary of the Corporation. Delivery shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by applicable law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the date on which the Board of Directors adopts the resolution taking such prior action.

REGISTERED STOCKHOLDERS

SECTION 6. RIGHTS

The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

ARTICLE VII.

GENERAL PROVISIONS

DIVIDENDS

SECTION 1. DECLARATION AND PAYMENT

Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation.

SECTION 2. RESERVES

Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property at the Corporation, or for such other purpose as the directors shall think conducive to the interest of the Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

ANNUAL STATEMENT

SECTION 3. PRESENTATION

The Board of Directors shall present at each annual meeting, and at any special meeting of the stockholders when called for by vote of the stockholders, a full and clear statement of the business and condition of the Corporation.

CHECKS

SECTION 4. SIGNATURE

All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

FISCAL YEAR

SECTION 5. DESIGNATION

The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

SEAL

SECTION 6. SEAL

The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words “Corporate Seal, Delaware”. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

ARTICLE VIII.

INDEMNIFICATION

SECTION 1. ACTIONS OTHER THAN BY OR IN THE RIGHT OF THE CORPORATION

Except as provided in Section 3 of this Article VIII, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including any appeal therefrom (a “Proceeding”) (other than a Proceeding by or in the right of the Corporation) by reason of the fact that he is or was a director, officer or employee of the Corporation or any predecessor corporation or entity, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such Proceeding if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal Proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any Proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal Proceeding, that he had reasonable cause to believe that his conduct was unlawful.

SECTION 2. ACTIONS BY OR IN THE RIGHT OF THE CORPORATION

Except as provided in Section 3 of this Article VIII, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed Proceeding by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer or employee of the Corporation or any predecessor corporation or entity, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such Proceeding if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such Proceeding was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

SECTION 3. EXCEPTIONS TO AND LIMITATIONS ON RIGHT OF INDEMNIFICATION

Notwithstanding anything to the contrary in this Article VIII, (a) except as provided in Section 7 with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any officer, director or employee in connection with any Proceeding (or part thereof) initiated by such person only if such Proceeding (or part thereof) was authorized by the Board of Directors and (b) any indemnification by reason of the fact that such person is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise shall be reduced by the amount of any such expenses, judgments, fines and amounts paid in settlement for which such person has otherwise received payment (under any insurance policy, charter or by-law provision or otherwise). In the event of any payment by the Corporation to any person pursuant to this Article VIII by reason of the fact that such person was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, the Corporation shall be subrogated to the extent of such payment to all of the rights of recovery of such person, who shall, as a condition to payment under this Article VIII, execute all papers required and do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Corporation effectively to bring suit to enforce such rights.

SECTION 4. DETERMINATION OF RIGHT OF INDEMNIFICATION

Any indemnification under Section 1 or 2 of this Article VIII (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in such Section 1 or 2, as applicable. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination (a) by a majority vote of directors who were not parties to such Proceeding, even though less than a quorum, or (b) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (c) by the stockholders.

SECTION 5. INDEMNIFICATION AGAINST EXPENSES OF SUCCESSFUL PARTY

Notwithstanding the other provisions of this Article VIII, to the extent that a present or former director, officer or employee of the Corporation has been successful on the merits or otherwise in defense of any Proceeding referred to in Section 1 or 2 of this Article VIII, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith.

SECTION 6. ADVANCEMENT OF EXPENSES

Expenses (including attorneys’ fees) incurred by a present or former director, officer or employee in defending a Proceeding shall be paid by the Corporation in advance of the final disposition of such Proceeding; provided, however, that if the General Corporation Law of the State of Delaware so requires, an advance of expenses incurred by any such person in his capacity as a present director or officer (and not in any other capacity in which service was or is rendered by such person, including without limitation any employee benefit plan) shall be made only upon receipt by the Corporation of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Article VIII.

SECTION 7. ENFORCEMENT OF RIGHTS TO INDEMNIFICATION

If a claim for indemnification under Section 1, 2 or 5 or for advancement of expenses under Section 6 is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty (20) days, the present or former director, officer or employee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the present or former director, officer or employee shall also be entitled to be paid the expense of prosecuting or defending such suit. In any suit brought by such person to enforce a right to indemnification hereunder (but not in a suit brought by such person to enforce a right to an advancement of expenses) it shall be a defense that such person has not met the applicable standard of conduct set forth in the General Corporation Law of the State of Delaware. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel or stockholders) to have made a determination prior to the commencement of such suit that indemnification of such person is proper in the circumstances because such person has met the applicable standard of conduct set forth in the General Corporation Law of the State of Delaware, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel or stockholders) that such person has not met such applicable standard of conduct, shall create a presumption that such person has not met the applicable standard of conduct or, in the case of such a suit brought by such person, be a defense to such suit. In any suit brought by such person to enforce a right hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that such person is not entitled to be indemnified or to such advancement of expenses under this Article VIII or otherwise shall be on the Corporation.

SECTION 8. RIGHTS NOT EXCLUSIVE

The rights to indemnification and to the advancement of expenses conferred in this Article VIII shall not be exclusive of, and shall be in addition to, any other right which any person may have or hereafter acquire under these By-laws, the Certificate of Incorporation, any statute, agreement, vote of stockholders or disinterested directors or otherwise.

SECTION 9. AGENTS

The Corporation may, to the extent authorized from time to time by the Board of Directors (and, with respect to advancement of expenses, upon such terms and conditions, if any, as the Board of Directors deems appropriate), grant rights to indemnification, and to the advancement of expenses, to any present or former agent of the Corporation to the fullest extent of the provisions hereof with respect to the indemnification and advancement of expense of present and former directors, officers and employees of the Corporation.

SECTION 10. INSURANCE

Upon resolution passed by the Board of Directors, the Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of the Certificate of Incorporation, this Article VIII or the General Corporation Law of the State of Delaware.

SECTION 11. OTHER ENTERPRISES

For the purposes of this Article VIII, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the Corporation” shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to any employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Article VIII.

SECTION 12. SEVERABILITY

If any part of this Article VIII shall be found, in any action, suit or proceeding or appeal therefrom or in any other circumstances or as to any particular officer, director, employee or agent to be unenforceable, ineffective or invalid for any reason, the enforceability, effect and validity of the remaining parts or of such parts in other circumstances shall not be affected, except as otherwise required by applicable law.

SECTION 13. AMENDMENTS

The foregoing provisions of this Article VIII shall be deemed to constitute an agreement between the Corporation and each of the persons entitled to indemnification hereunder, for as long as such provisions remain in effect. Any amendment to the foregoing provisions of this Article VIII which limits or otherwise adversely affects the scope of indemnification or rights of any such persons hereunder shall, as to such persons, apply only to claims arising, or causes of action based on actions or events occurring, after such amendment and delivery of notice of such amendment is given to the person or persons whose rights hereunder are adversely affected, such amendment shall have no effect on such rights of such persons hereunder. Any person entitled to indemnification under the foregoing provisions of this Article VIII shall, as to any act or omission occurring prior to the date of receipt of such notice, be entitled to indemnification to the same extent as had such provisions continued as By-laws of the Corporation without such amendment.

ARTICLE IX.

AMENDMENTS

SECTION 1. AMENDMENTS

These By-laws may be altered, amended or repealed or new By-laws may be adopted by the stockholders or by the Board of Directors, when such power is conferred upon the Board of Directors by the Certificate of Incorporation, at any regular meeting of the stockholders or of the Board of Directors or at any special meeting of the stockholders or of the Board of Directors if notice of such alteration, amendment, repeal or adoption of new By-laws is contained in the notice of such special meeting. If the power to adopt, amend or repeal By-laws is conferred upon the Board of Directors by the Certificate of Incorporation, it shall not divest or limit the power of the stockholders to adopt, amend or repeal By-laws.